Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS record revenue in 2016

AND PROVIDES A BUSINESS UPDATE

SUWANEE, GA, April 4, 2017 – SANUWAVE Health, Inc. (OTCQB: SNWV) reported financial results for the year ended December 31, 2016 with the SEC on Friday, March 31, 2017 and today provided a business update. The Company will host a conference call today, April 4, 2017, at 10:00 a.m. Eastern Time.

Highlights of 2016 and recent weeks:

●	Recorded record revenue of $1.4 million for the year that included record sales of 45 devices. This is our highest revenue since becoming public in 2009.

●

Released the 24 week data from the pivotal trials investigating the use of dermaPACE for the treatment of diabetic foot ulcers on March 24, 2016. In July 2016, the Company submitted to the FDA a de novo petition requesting the Agency review the classification of the dermaPACE as a Class II device. The Company presented a summary of data analyses of the supplemental trial and of combined data from both Phase III DFU trials.

●

Focusing on international market and investigating opportunities to address the needs of each country. We are concentrating on three types of relationships: distributors, joint ventures, and exclusivity agreements.

o	Currently in discussions with companies in North America, South America, United Kingdom, Eastern Europe, Scandinavia, Asia, and the Middle East.
o	We have signed non-disclosure agreements with various companies in Taiwan, Indonesia, Vietnam, and South Africa.

●	Completed a public equity offering for $1.8 million in gross proceeds from the sale of the Company's stock and warrants which closed on April 15, 2016.

●	Completed a private equity offering for $1.7 million in gross proceeds from the sale of the Company's stock and warrants which closed on September 23, 2016.

●	Received three patents as follows:

o

Canadian Pat. No. 2,909,661 from the Canadian Intellectual Property Office entitled “Apparatuses and Methods for Generating Shock Waves for Use in the Energy Industry” that has a patent life to April 2034. The patent includes twenty claims relating to the use of shock waves, generated with laser systems, for hydraulic fracturing of rock formations, which can be employed in both secondary and tertiary oil recovery.

o

U.S. patent number 9,522,011, titled “Shock Wave Applicator with Movable Electrode” that has an expiration date of July 8, 2030. This patent relates to a new electrohydraulic applicator that has either ellipsoidal, parabolic, or spherical reflectors with their aperture intersecting reflector’s long axis at a non-perpendicular angle and which allows the shock wave-generating electrodes to be adjusted up and down relatively to the focal point.

o

U.S. patent number 9,566,209 titled “Shock Wave Electrodes with Fluid Holes” that has an expiration date on June 21, 2033. This patent relates to a new construction of the spark gap electrodes used to generate acoustic pressure shock waves in SANUWAVE’s devices, which allows a longer useful life for the applicators.

“We had the most eventful year in SANUWAVE’s history in 2016. We grew international revenue by 40%, successfully submitted a de novo petition for the dermaPACE device to the FDA and increased our number of patents received and/or applied for from fifty-three to sixty-six” stated Kevin A. Richardson II, CEO and Chairman of the board of SANUWAVE. “In 2017, we expect to add seven to ten new regions or countries to our international portfolio, launch clinical work domestically in the tangential areas for growth and expand our board of directors and scientific advisory board. We also look forward working with the FDA to get our dermaPACE device approved for use in the United States.”

2016 Financial Results

Year Ended December 31, 201 Financial Results

Revenues for the year ended December 31, 2016 were $1,376,063, compared to $965,501 for the same period in 2015, an increase of $410,562, or 43%. Revenue resulted primarily from sales in Europe, Asia and Asia/Pacific of our orthoPACE devices and related applicators. The increase in revenue for 2016 is primarily due to an increase in sales of 17 orthoPACE devices in Asia/Pacific and the European Community, as compared to the prior year, as well as higher sales of new and refurbished applicators due to increased devices in use.

Operating expenses for the year ended December 31, 2016 were $4,127,433, compared to $5,118,317 for the prior year, a decrease of $990,884. Research and development expenses decreased by $1,044,179, primarily as a result of lower consultant expenses related to the calculation and analysis of the data that was performed in late 2015 and early 2016. In addition, there were no expenses in 2016 related to the clinical trial as that was completed in 2015. General and administrative expenses decreased by $61,356, primarily due to reduced salary, benefits and travel expenses. This decrease was partially offset by increased consulting expenses related to the potential commercialization of dermaPACE and increased accounting fees in 2016 related to consulting on complex financial transactions and SEC registration filings.

Net loss for 2016 was $6,439,040, or ($0.08) per share, compared with a net loss of $4,810,285, or ($0.08) per share in 2015, which is an increase in the net loss of $1,628,755, or 34%. The increase in the net loss for 2016 was a result of increased non-cash expense for the valuation of outstanding warrants and was partially offset by the reduced operating expenses in 2016 noted above.

On December 31, 2016, the Company has cash and cash equivalents of $133,571 compared to $152,930 as of December 31, 2015, a decrease of $19,359. For the years ended December 31, 2016 and 2015, net cash used by operating activities was $3,199,453 and $3,473,456, respectively, a decrease of $274,003, or 8%. The decrease was primarily due to the decreased total operating expenses in 2016, as compared to 2015, of $1,105,535, which was partially offset by increase in accounts receivable of $430,583 and a decrease in accrued employee compensation of $415,998. Net cash used by investing activities in 2016 was $8,770 as compared to net cash provided by investing activities in 2015 of $100,000 from the sale of assets held for sale. Net cash provided by financing activities for the year ended December 31, 2016 was $3,207,771, which primarily consisted of the net proceeds from 2016 Public Offering of $1,596,855, 2016 Private Placement of $1,528,200, and proceeds from warrant exercises of $67,466. There was no net cash provided by financing activities in 2015. Cash and cash equivalents decreased by $19,359 for the year ended December 31, 2016 and cash and cash equivalents decreased by $3,394,141 for the year ended December 31, 2015.

Conference Call

The Company will also host a conference call on Tuesday, April 4, 2017, beginning at 10AM Eastern Time to discuss the 2016 financial results, provide a business update and answer questions. Shareholders and other interested parties can participate in the conference call by dialing 866-682-6100 (U.S.) or 862-255-5401 (international) or via webcast at http://www.investorcalendar.com/IC/CEPage.asp?ID=175797.

A replay of the conference call will be available beginning two hours after its completion through April 18, 2017, by dialing 877-481-4010 (U.S.) or 919-882-2331 (international) and entering Conference ID 10303.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s de novo petition review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845
cwynne@mparkcm.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
978-922-2447
investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2016 and 2015

	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$133,571	$152,930
Accounts receivable, net of allowance for doubtful accounts	460,799	74,454
Inventory	231,953	284,908
Prepaid expenses	87,823	123,988
TOTAL CURRENT ASSETS	914,146	636,280

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	76,938	4,228

OTHER ASSETS	13,786	11,097

INTANGIBLE ASSETS, at cost, less accumulated amortization	-	306,756
TOTAL ASSETS	$1,004,870	$958,361

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$712,964	$509,266
Accrued expenses	375,088	359,374
Accrued employee compensation	64,860	241,542
Interest payable, related parties	109,426	239,803
Short term loan, net	47,440	-
Warrant liability	1,242,120	138,100
Notes payable, related parties, net	5,364,572	-
TOTAL CURRENT LIABILITIES	7,916,470	1,488,085

NON-CURRENT LIABILITIES
Notes payable, related parties, net	-	5,348,112
TOTAL LIABILITIES	7,916,470	6,836,197

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001, 6,175 authorized; 6,175 shares issued and 0 shares outstanding in 2016 and 2015	-	-

PREFERRED STOCK, SERIES B CONVERTIBLE, par value $0.001, 293 authorized; 293 shares issued and 0 shares outstanding in 2016 and 2015, respectively	-	-

PREFERRED STOCK - UNDESIGNATED, par value $0.001, 4,993,532 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized; 137,219,968 and 63,056,519 issued and outstanding in 2016 and 2015, respectively	137,220	63,057

ADDITIONAL PAID-IN CAPITAL	92,436,697	87,086,677

ACCUMULATED DEFICIT	(99,433,448)	(92,994,408)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(52,069)	(33,162)
TOTAL STOCKHOLDERS' DEFICIT	(6,911,600)	(5,877,836)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,004,870	$958,361

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

Years Ended December 31, 2016 and 2015

	2016	2015

REVENUES	$1,376,063	$965,501

COST OF REVENUES (exclusive of depreciation and amortization shown below)	565,129	284,962

OPERATING EXPENSES
Research and development	1,128,640	2,172,819
General and administrative	2,673,773	2,735,129
Depreciation	19,858	3,612
Amortization	306,756	306,757
Gain of sale of assets, property and equipment	(1,594)	(100,000)
TOTAL OPERATING EXPENSES	4,127,433	5,118,317

OPERATING LOSS	(3,316,499)	(4,437,778)

OTHER INCOME (EXPENSE)
Gain (loss) on warrant valuation adjustment and conversion	(2,223,718)	58,515
Interest expense, net	(854,980)	(399,832)
Amortization of debt discount	(31,514)	(12,358)
Loss on foreign currency exchange	(12,329)	(18,832)
TOTAL OTHER INCOME (EXPENSE), NET	(3,122,541)	(372,507)

NET LOSS	(6,439,040)	(4,810,285)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(18,907)	(20,685)
TOTAL COMPREHENSIVE LOSS	$(6,457,947)	$(4,830,970)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.06)	$(0.08)

Weighted average shares outstanding - basic and diluted	107,619,869	63,025,202

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2016 and 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,439,040)	$(4,810,285)
Adjustments to reconcile loss from continuing operations to net cash used by operating activities
Amortization	306,756	306,757
Depreciation	19,858	3,612
Change in allowance for doubtful accounts	26,233	(6,055)
Stock-based compensation - employees, directors and advisors	547,842	504,534
Warrants issued for services	186,410	-
(Gain) loss on warrant valuation adjustment	2,223,718	(58,515)
Amortization of debt issuance costs	225,786	-
Loss on conversion option of promissory notes payable	75,422	-
Stock issued with convertible debenture	50,100	-
Stock issued for consulting services	43,540	-
Amortization of debt discount	31,514	12,358
Gain on sale of asset, property and equipment	(1,594)	(100,000)
Changes in assets - (increase)/decrease
Accounts receivable - trade	(412,578)	18,005
Inventory	(29,249)	(13,037)
Prepaid expenses	36,165	4,562
Other	(2,689)	9
Changes in liabilities - increase/(decrease)
Accounts payable	203,698	277,426
Accrued expenses	15,714	(10,082)
Accrued employee compensation	(176,682)	239,316
Interest payable, related parties	(130,377)	157,939
NET CASH USED BY OPERATING ACTIVITIES	(3,199,453)	(3,473,456)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	1,594	100,000
Purchases of property and equipment	(10,364)	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(8,770)	100,000

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 2016 Public Offering, net	1,596,855	-
Proceeds from 2016 Private Offering, net	1,528,200	-
Proceeds from convertible promissory notes, net	106,000	-
Proceeds from convertible debenture, net	175,000	-
Proceeds from short term loan	100,000	-
Proceeds from warrant exercise	67,466	-
Payment of convertible promissory notes	(155,750)	-
Payment of convertible debenture	(210,000)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,207,771	-

EFFECT OF EXCHANGE RATES ON CASH	(18,907)	(20,685)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(19,359)	(3,394,141)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	152,930	3,547,071
CASH AND CASH EQUIVALENTS, END OF PERIOD	$133,571	$152,930

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$630,549	$242,904

NONCASH INVESTING AND FINANCING ACTIVITIES
Stock issued with convertible debenture	$50,100	$-

Stock issued for services	$43,540	$-

Loss on warrant conversion to stock	$888,418	$-

Beneficial conversion feature on convertible promissory notes	66,331	-
Beneficial conversion feature on convertible debenture	124,900	-
Beneficial conversion feature on convertible debt	$191,231	$-

Warrants issued for services	$186,410	$-

Warrants issued for short tem loan	$58,400	$-